UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2017

Bigfoot Project Investments Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36877	45-3942184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 El Camino Real NR-150, Redwood City, CA 94063

(Address of principal executive offices, including Zip Code)

(415) 518-8494

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Rescission of Restricted Stock Awards granted to certain officers and directors

On December 27, 2017, Bigfoot Project Investments Inc. (the “Company”) and each of Tom Biscardi, the Company’s Chief Executive Officer, Tommy Biscardi, the Company’s President, Sara Reynolds, the Company’s Chief Financial Officer, and William Marlette, one of the Company’s Directors (the “Executives”) entered into Restricted Stock Award Rescission Agreements (the “Agreements”) to rescind the fifty million shares of restricted stock granted to the Executives by the Board of Directors on August 28, 2017 and issued on September 13, 2017.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 to this Form 8-K and are incorporated herein by reference.

ITEM 9.01Financial Statements and Exhibits.

(d) Exhibits

10.1Restricted Stock Award Rescission Agreement dated as of December 27, 2017 between Bigfoot Project Investments Inc. and Tom Biscardi.

10.2Restricted Stock Award Rescission Agreement dated as of December 27, 2017 between Bigfoot Project Investments Inc. and Tommy Biscardi.

10.3Restricted Stock Award Rescission Agreement dated as of December 27, 2017 between Bigfoot Project Investments Inc. and Sara Reynolds.

10.4Restricted Stock Award Rescission Agreement dated as of December 27, 2017 between Bigfoot Project Investments Inc. and William Marlette.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bigfoot Project Investments Inc.

/s/ Tom Biscardi

Tom Biscardi

Chairman of the Board of Directors

Dated: December 29, 2017